Exhibit 10.2

TELEPHONE AND DATA SYSTEMS, INC.

2008 BONUS DEFERRAL FORM

NAME	SOCIAL SECURITY NUMBER

DATE OF BIRTH

Deferral election with respect to my annual Bonus earned in 2008:

☐                                    I hereby elect to defer, under the terms and conditions of the TDS Bonus Deferral and Stock Unit Match Program for the 2008 Bonus Year  (the “2008 Program”) and the Telephone and Data Systems, Inc. 2004 Long-Term Incentive Plan (the “LTIP”), as each may be amended from time to time, the following whole percentage of my 2008 Bonus that would otherwise be paid to me in 2009 (deferral not to exceed $400,000).

           %

DISTRIBUTION DATE ELECTION:  I understand that my deferred 2008 Bonus and the stock unit matches thereon will be paid upon the earlier of (i) the seventh calendar month following the calendar month during which I separate from service and (ii) the date that I elect herein. I elect that such deferrals and match be paid as follows (select one):

☐            I elect to receive my deferred 2008 Bonus and the stock unit matches thereon in a single lump sum payment in the seventh calendar month following the calendar month during which I separate from service.

- OR -

☐  I elect to receive my deferred 2008 Bonus and the stock unit matches thereon in a single lump sum payment in the following month and year (which year may not be earlier than three years after the year this election is made). If such date is earlier than January, 2012, I recognize that a portion of the company match will be lost.

Month and Year:

•                  I understand that my elections set forth herein are irrevocable.

•                  I understand that my deferred 2008 Bonus and the stock unit matches thereon will be recorded in accounts established in my name on TDS’s books and records and that these accounts will be governed by the terms of the 2008 Program and the LTIP, as each may be amended from time to time.

•                  I acknowledge that my accounts under the 2008 Program will rise or decline in value equal to the earnings or losses that would have been realized if assets in an amount equal to the balances in my accounts were actually invested in TDS Special Common Stock.

•                  I acknowledge that the 2008 Program is intended to comply with provisions of Section 409A of the Internal Revenue Code and shall be interpreted and construed accordingly. I agree that TDS shall have sole discretion and authority to amend such program or this 2008 Bonus Deferral Form, unilaterally, at any time to satisfy any requirements of Section 409A of the Internal Revenue Code or applicable guidance provided by the Treasury.

Signature	Date

Note:  This Form must be returned to the Corporate Vice President of Human Resources on or before December 28, 2007.